Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

FOURTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of October 21, 2021 and effective as of October 19, 2021, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and ADICET THERAPEUTICS, INC., a Delaware corporation formerly known as Adicet Bio, Inc. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of April 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)
Amendments.
a)
Section 2.1(b)(i) is amended to read as follows:
(i)
Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrower in an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) (each a “Term Loan” and collectively (the “Term Loans”), each Term Loan to be in an amount of not less than One Million Dollars ($1,000,000). Borrower may request Term Loans at any time from the date hereof through the Availability End Date. The proceeds of the Term Loans shall be used for general working capital purposes and for capital expenditures.

b)
Section 2.1(b)(ii) is amended to read as follows:

(ii) Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.2(a), and prior to the Interest Only End Date for the applicable Term Loan shall be payable monthly beginning on the first (1st) day of the month next following such Term Loan, and continuing on the same day of each month thereafter. Any Term Loans that are outstanding on the Interest Only End Date shall be payable in, (i) if Borrower achieves the Funding Milestone, twenty-four (24) or (ii) if Borrower does not achieve the Funding Milestone, thirty (30), equal monthly installments of principal, plus all accrued interest, beginning on the Amortization Start Date, and continuing on the same day of each month thereafter through the Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrower may prepay any Term Loan without penalty or premium.

c)
The first sentence of Section 2.1(b)(iii) is amended to read as follows:

When Borrower desires to obtain a Credit Extension, Borrower shall notify Bank (which notice shall be irrevocable) by email (or, if permitted by Bank, through the use of an E-System) to be received no later than 12:30 Pacific time (3:30 p.m. Eastern time) on the day on which such Credit Extension is to be made.

d)
Section 2.1(c) is amended to read as follows:

(c) Non-Formula Ancillary Services Line. At any time and from time to time from the date hereof through the Business Day immediately prior to the Non-Formula Ancillary Services Maturity Date, Borrower may

request the provision of Non-Formula Ancillary Services from Bank. Borrower authorizes Bank to accept requests from Guarantor for such services, and confirms that Borrower shall be liable for all reimbursement and other obligations arising therefrom as though requested by Borrower, including in connection with Letters of Credit issued before the Fourth Amendment Date. The aggregate limit of the Non-Formula Ancillary Services shall not exceed the Non-Formula Ancillary Services Amount, provided that availability under the Non-Formula Ancillary Services Line shall be reduced by (i) the Letter of Credit Exposure, (ii) the aggregate limits of corporate credit card services provided to Borrower, (iii) the total amount of any Automated Clearing House processing reserves, and (iv) any other reserves taken by Bank in connection with other treasury management services requested by Borrower and/or Guarantor and approved by Bank. In addition, Borrower shall reimburse Bank for any amounts for which Bank becomes liable to third parties in connection with the provision of the Non-Formula Ancillary Services. The terms and conditions (including repayment and fees) of such Non-Formula Ancillary Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the applicable Non-Formula Ancillary Services, which Borrower shall execute. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Non-Formula Ancillary Services by the Non-Formula Ancillary Services Maturity Date, then, effective as of such date, the balance in any of Borrower’s deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Non-Formula Ancillary Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Non-Formula Ancillary Services are outstanding or continue. Notwithstanding the foregoing, the sum of the outstanding Term Loans and Non-Formula Ancillary Services shall at no time exceed $15,000,000. If such sum ever exceeds $15,000,000, Borrower shall immediately reduce the Non-Formula Ancillary Services and/or prepay a portion of the Term Advances to the extent necessary to reduce such exposure to less than $15,000,000.

e)
Section 2.2(a) is amended to read as follows:

(a) Interest Rate. Except as set forth in Section 2.2(b), the Term Loans shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 0.25% above the Prime Rate then in effect; and (B) 4.25%.

f)
Section 2.6 is added to the Agreement, to read as follows:

2.6 Success Fee. Borrower shall pay Bank a Success Fee upon the occurrence of a Success Fee Event. This Section 2.6 shall survive the termination of this Agreement.

g)
The first sentence of Section 5.7 is amended to read as follows:

All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.

h)
Section 5.14 is amended to read as follows:

5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any report, certificate, or written statement furnished or submitted to Bank by or on behalf of Borrower, taken together with all such reports, certificates, and written statements so furnished or submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in such reports, certificates, or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

i)
Section 6.2(a)(i) is amended to read as follows:
(i)
promptly upon becoming available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer, provided that such statement in consolidated and consolidating form shall be provided upon Bank’s request, provided that at any time that the balance of Borrower’s unrestricted cash maintained with Bank exceeds 300% of the sum of the Term Loan and the Non-Formula Ancillary Services Limit, the financial statements under this Section 6.2(a)(i) shall be due within forty-five (45) days after the last day of each fiscal quarter covering operations during such period, and not the last day of each calendar month.
j)
Last paragraph in Section 6.2 is amended to read as follows:

Borrower may deliver to Bank on an electronic basis any certificates, reports, requests, or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by, or on behalf of, a Responsible Officer. Borrower shall include a submission date on any certificates, statements, and reports to be delivered electronically.

Any submission by Borrower of a Compliance Certificate, Borrowing Base Certificate or other financial statement pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Certificate, Borrowing Base Certificate, financial statement, or request, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Certificate, Borrowing Base Certificate or financial statement, as applicable; (iii) as of the date of such submission, no Events of Default have occurred and are continuing; and (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 are true and correct in all material respects as of the date of such submission except as noted in such Compliance Certificate, Borrowing Base Certificate, financial statement, or request, as applicable.

k)
Section 6.11 is added to the Agreement, to read as follows:

6.11 Transfer of Letters of Credit. On or before November 2, 2021, Borrower shall cause the Letter of Credit in the amount of $4,131,720 issued by Silicon Valley Bank to be transferred to Bank and on or before November 17, 2021, Borrower shall cause the corresponding cash collateral account maintained with Silicon Valley Bank to be transferred to Bank. On or before November 8, 2021, Borrower shall cause the Letter of Credit in the amount of $150,000 issued by Silicon Valley Bank to be transferred to Bank and on or before November 23, 2021, Borrower shall cause the corresponding cash collateral account to be transferred to Bank.

l)
Section 7.8 is amended to read as follows:

7.8 Capital Expenditures. Make or incur Capitalized Expenditures in excess of an amount equal to 125% of the amount approved by Borrower’s Board of Directors from time to time for Capitalized Expenditures.

m)
Section 8.8 is amended to read as follows:

8.8 Misrepresentations. If any material misrepresentation or material misstatement exists when made now or hereafter in any warranty or representation set forth herein or in any report, certificate or other writing delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

n)
Section 12.6 is amended to read as follows:

12.6 Counterparts; Electronic Transmission; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Executed copies of this Agreement or the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”) or any similar format, or transmitted electronically by digital image, DocuSign, or other means of electronic transmission, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

o)
Section 12.9 is added to the Agreement, to read as follows:

12.9 E-Systems. Bank is hereby authorized by Borrower to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Credit Extensions and other matters incidental thereto. Without limiting the generality of the foregoing, Bank is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. Borrower acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Borrower in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY BANK OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS.

p)
Exhibit A to the Agreement is amended by amending or restating, or adding, in appropriate alphabetical order, as applicable, the following defined terms to read as follows:

“Credit Extension” means each Term Loan, Non-Formula Ancillary Services provided under the Non-Formula Ancillary Services Line, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

“E-System” means any electronic system approved by Bank, including any Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Bank, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system, or otherwise used to facilitate communication between Borrower and Bank with respect to the Loan Documents.

“Fourth Amendment Date” means October 21, 2021.

“Funding Milestone” means receipt by Borrower after the Fourth Amendment Date and on or before June 30, 2022 of at least $60,000,000 from the sale or issuance of its equity securities and/or up-front cash payments from strategic partnerships other than any Regeneron payments.

“Interest Only End Date” means April 19, 2023, provided that if Borrower satisfies the Funding Milestone, Interest Only End Date shall mean October 19, 2023.

“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank (or any of its correspondent banks) at Borrower’s or Guarantor’s request.

“Letter of Credit Exposure” means, as of any date of determination, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit and any obligations of Bank related to purchased participations or indemnity or reimbursement obligations with respect to Letters of Credit, plus (ii) the aggregate unreimbursed amount of all drawn Letters of Credit.

“Maturity Date” means October 19, 2025.

“Non-Formula Ancillary Services” means any of the following products or services requested by Borrower (or, as to Letters of Credit, Guarantor) and approved by Bank: Automated Clearing House transactions, corporate credit card services, Letters of Credit, or other treasury management services.

“Non-Formula Ancillary Services Amount” means Non-Formula Ancillary Services not to exceed $5,500,000.

“Non-Formula Ancillary Services Line” means the facility pursuant to which Non-Formula Ancillary Services are provided under this Agreement.

“Non-Formula Ancillary Services Maturity Date” means November 30, 2022.

“Success Fee” means a fee equal to $75,000 if the Success Fee Event occurs on or before June 30, 2022 and $125,000 if the Success Fee Event occurs at any time thereafter.

“Success Fee Event” means (a) any merger or consolidation of Borrower with or into another entity, except one in which the holders of equity of Borrower immediately before such merger or consolidation continue to hold at least a majority of the voting power of the equity interest in the surviving entity, (b) any sale or other disposition of all or substantially all of the assets of Borrower and its Subsidiaries, taken as a whole, in one or more related and contemporaneous transactions, and (c) consummation of a transaction or series of related transactions, including the sale or issuance of Borrower’s equity or Subordinated Debt securities and/or a strategic relationship pursuant to which Borrower receives or is entitled to receive aggregate gross cash proceeds of at least Sixty Million Dollars ($60,000,000).

q)
The following definitions are deleted from the Agreement:

“Credit Card Line”

“Credit Card Maturity Date”

2)
Fourth Amendment to the Agreement executed on October 19, 2021 is null and void as of the date hereof.
3)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
4)
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). No Event of Default exists, or would exist with notice or lapse of time or both under the Agreement or any other Loan Document. A true and correct copy of each of Borrower’s and Guarantor’s certificate of incorporation and bylaws, as in effect as of the date of this Amendment have been delivered to Bank.

5)
This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
6)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7)
The terms of Article 11 of the Agreement are incorporated herein by this reference, mutatis mutandis.
8)
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)
this Amendment, duly executed by Borrower;
b)
an Affirmation of Guaranty;
c)
payment of a fee of $7,500 plus an amount equal to Bank Expenses relating to this Amendment, which may be debited from any of Borrower’s deposit account maintained with Bank; and
d)
such other documents and completion of such other matters, as Bank may have reasonably requested.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ADICET THERAPEUTICS, INC.

By: /s/ Chen Schor

Name: Chen Schor

Title: President, Secretary & CEO

PACIFIC WESTERN BANK

By: /s/ Steve Kent

Name: Steve Kent

Title: Vice President

CORPORATE RESOLUTION

I/we hereby certify as follows, as of the date set forth below:

1.
The following is a true and correct copy of certain resolutions adopted by the Board of Directors of Adicet Therapeutics, Inc. (”Borrower”) in accordance with applicable law and the Borrower’s bylaws, and that such resolutions are now unmodified and in full force and effect:

BE IT RESOLVED, that:

(A) Any one (1) of the following, duly elected officers of the Borrower (each, an “Authorized Officer”) whose position, actual signature, email address, and cell phone number is shown below, is authorized to act for, on behalf of, and in the name of the Borrower in connection with the resolutions below:

NAME	POSITION	ACTUAL SIGNATURE	EMAIL ADDRESS	CELL PHONE NUMBER
Chen Schor	President, Secretary & CEO	/s/ Chen Schor	[***]	[***]

Nick Harvey	CFO	/s/ Nick Harvey	[***]	[***]

(B) Any Authorized Officer may:

i) Borrow money from time to time from Pacific Western Bank (the “Bank”), and may negotiate and procure loans, letters of credit, foreign exchange contracts and other financial accommodations from Bank, including without limitation, that certain Fourth Amendment to Loan and Security Agreement dated as of October 21, 2021, and also to execute and deliver to Bank one or more renewals, extensions, or modifications thereof;

ii) Give security for any liabilities of the Borrower to Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Borrower;

iii) Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Borrower, whether or not registered in the name of the Borrower;

iv) Discount with the Bank, commercial or other business paper belonging to the Borrower made or drawn by or upon third parties, without limit as to amount;

v) Authorize and direct the Bank to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign;

vi) Issue a warrant or warrants to purchase the Borrower’s capital stock;

vii) Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these resolutions, any or all of which may relate to all or to substantially all of the Borrower’s property and assets;

(C) The Authorized Officers may designate additional or alternate individuals as being authorized to request loan advances, to do and perform such other acts and things, to pay any and all fees and costs, to use electronic records and signatures to execute, receive, present, deliver, and/or submit any of the Loan Documents (including one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions therefor), and to execute, submit, and/or deliver such other documents, statements, reports, and agreements as he or she may in his or her discretion deem reasonably necessary or proper to carry into effect the provisions of these resolutions.

(D) Any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and the authority conferred herein may be exercised singly by any such officer, and these resolutions shall continue in full force and effect until written notice of modification or revocation is received and accepted by Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these resolutions). Bank may rely upon any form of notice, which it in good faith believes to be genuine or what it purports to be.

2.
The resolutions are in full force and effect as of the date set forth below and are intended to replace, as of this date, any resolutions previously given by the Borrower to Bank in connection with the matters described herein; these resolutions and any borrowings or financial accommodations under these resolutions have been properly noted in the corporate books and records, and have not been rescinded, revoked or modified; neither the foregoing resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Borrower or of any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound; and to the extent the articles of incorporation or bylaws of the Borrower or any agreement, indenture or other instrument to which the Borrower is a party or by which it is bound require the vote or consent of shareholders of the Borrower to authorize any act, matter or thing described in the foregoing resolutions, such vote or consent has been obtained.
3.
The officers, employees, and agents named above are duly elected, appointed, or employed by or for Borrower, as the case may be, occupy the positions set forth opposite their respective names, and the email addresses and cell phone numbers provided for each person set forth opposite their respective names are the true and correct email addresses and cell phone numbers for conducting business on behalf of Borrower.

In Witness Whereof, I, the duly elected and qualified Secretary of Borrower, have affixed my name on October 21, 2021.

/s/ Chen Schor

Chen Schor, Secretary*

*If the certifying officer is designated as one of the Authorized Officers in Section 1(A) above, this certificate must also be signed by a second officer of Borrower.

/s/ Nick Harvey

Nick Harvey, CFO